UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2013
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 8, 2013, Barry Wattenberg was appointed as Treasurer and as a director of our company.

Barry Wattenberg

Mr. Wattenberg has served in various capacities within the securities industry, including chief compliance officer, chief operating officer, head Trader/market maker at several different NASD member broker/dealers from 1988 to 2008.  Currently, Mr. Wattenberg is a private investor. Mr. Wattenberg is past president of a local Kiwanis chapter. He has a B.S. Economics and Management Science, Carnegie-Mellon University, Pittsburgh, Pennsylvania. Mr. Wattenberg was chosen as one of our directors due to his experience with publicly traded companies.

Our board of directors now consists of Matthew Markin and Barry Wattenberg.  There have been no transactions between the Company and Barry Wattenberg since our last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President and Director
Date:	January 9, 2013